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                                                                    Exhibit 24-1


                                  PAYCHEX, INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Paychex, Inc., a Delaware corporation (the "Corporation"), does hereby make, constitute and appoint B. Thomas Golisano and John M. Morphy and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name place and stead, to sign and affix the undersigned's name as director and/or officer of the Corporation to one or more Registration Statements on Form S-8 or other applicable form(s), and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of securities of the Corporation, including, but not limited to, securities to be offered by the Corporation to its employees and employees of certain of its subsidiaries for issuance under the Corporation's 2002 Stock Incentive Plan, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents on this 16th day of October, 2002.


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Betsy S. Atkins                                      Grant M. Inman


/s/ G. Thomas Clark                         /s/ J. Robert Sebo
-------------------------------            ------------------------------------
G. Thomas Clark                             J. Robert Sebo


/s/ David J. S. Flaschen                    /s/ Joseph M. Tucci
--------------------------------           ------------------------------------
David J. S. Flaschen                        Joseph M. Tucci


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Phillip Horsley